Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 14, 2019, relating to the consolidated financial statements of Infrastructure and Energy Alternatives, Inc. as of and for the year ended December 31, 2018 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

November 26, 2019